Exhibit 99.1

B. Riley Financial Reports First Quarter 2020 Results and
Declares Quarterly Cash Dividend of $0.25 per Common Share

Record Results Mitigated by Unrealized Losses

LOS ANGELES, May 11, 2020 – B. Riley Financial, Inc. (NASDAQ:RILY) (“B. Riley” or the “Company”) today announced results for the first quarter ended March 31, 2020.

Bryant Riley, Chairman and Co-Chief Executive Officer, B. Riley Financial, said: “Our first quarter results consisted of very strong performance from our operating businesses alongside a significant mark-to-market loss from our investment portfolio. Core operations demonstrated collective strength with a record quarter in terms of both growth and overall profitability. While our investment book saw large unrealized losses during the quarter, primarily from the global impact of COVID-19, these losses do not have a material impact on our operations. Since the end of the quarter, our portfolio has had a meaningful rebound and we feel fortunate to have the asset of permanent capital which will allow us to capitalize on market dislocations being presented.”

“As we evaluate our operating businesses, we have never been more excited about our earnings power and position in the market. We believe B. Riley is well-positioned to grow market share through the second half of 2020 as capital markets recover and the headwinds in the retail sector accelerate. We are actively pursuing and have been engaged in several new opportunities which leverage our diverse capabilities across restructuring, bankruptcy and litigation advisory, valuation, lending and retail liquidation. We maintain a balance sheet in excess of $775 million of cash and investments, which we intend to use opportunistically to support our clients and partners and create value for our shareholders.”

“As we continue to prioritize the health and well-being of our colleagues, we could not be prouder of this team of world-class professionals. Our strength lies in our ability to support our clients and partners as they navigate the challenges created by the COVID-19 pandemic.”

First Quarter 2020 Financial Summary

•	GAAP consolidated revenues of ($0.2 million) and net loss of ($98.7 million)
•	Record quarterly operating revenues (1) of $182.2 million and operating adjusted EBITDA (3) of $70.9 million
•	Investment loss (4) driven by significant markdowns, primarily unrealized losses on marketable securities and on fair value of loans
•	Cash and cash equivalents total $124.2 million at March 31, 2020
•	Repurchased over one million shares of common stock during the quarter
•	Declared quarterly dividend of $0.25 per common share

	Three Months Ended March 31
(Dollars in thousands)	2020	2019
Revenues:
Operating Revenues (1)	$182,236	$116,261
Investment (Loss) Gains (4)	(182,442)	25,867
Total Revenues	$(206)	$142,128

Adjusted EBITDA:
Operating Adjusted EBITDA (3)	$70,908	$18,858
Investment Adjusted EBITDA	(166,972)	15,572
Total Adjusted EBITDA (2)	$(96,064)	$34,430

B. Riley Financial, Inc. |  www.brileyfin.com |  NASDAQ: RILY

B. Riley Financial reported revenues of ($0.2 million) and net loss of ($98.7 million), primarily driven by investment losses which eclipsed record quarterly operating results for the three months ended March 31, 2020.

Operating revenue (1) increased to $182.2 million from $116.3 million in the prior year period. Operating adjusted EBITDA (3) increased to $70.9 million from $18.9 million for the prior year period. Strong operating performance was driven by investment banking, record quarterly results from GlassRatner consulting; and solid performance from appraisal and wealth management, in addition to contributions from retail liquidation, principal investments and brands.

Investment loss (4) of ($182.4 million) includes the recognition of significant markdowns related to the Company’s proprietary investments, which comprise certain private and public securities and loans. Lower income related to these equity investments, and fair value adjustments on loans, are unrealized mark-to-market losses due to implementation of new accounting standard effective January 1, 2020.

The Company employs a strategy of actively investing in companies which can benefit from B. Riley’s operational, financial and industry expertise to create revenue opportunities for its affiliated businesses. While a majority of the investment losses came from four large positions, the Company views these marks as moment in time valuations due to impacts of COVID-19 versus permanent impairment. Leveraging the Company’s proprietary network, operating businesses, and balance sheet into long-term investment gains remains a core component of its business strategy to create value for its clients, partners and shareholders.

First Quarter 2020 Segment Financial Summary

	Capital Markets		Auction & Liquidation		Valuation & Appraisal		Principal Investments		Brands
(Dollars in thousands)	Q1 2020	Q1 2019	Q1 2020	Q1 2019	Q1 2020	Q1 2019	Q1 2020	Q1 2019	Q1 2020	Q1 2019

Revenues:
Operating Revenues	$126,264	$59,434	$20,661	$20,709	$8,788	$8,583	$22,722	$27,535	$3,801	$-
Investment (Loss) Gains (4)	(182,442)	25,867	-	-	-	-	-	-	-	-
Total Segment Revenue	$(56,178)	$85,301	$20,661	$20,709	$8,788	$8,583	$22,722	$27,535	$3,801	-

Segment Income:
Operating Income	$46,505	$(1,711)	$4,289	$11,504	$1,880	$1,363	$8,504	$7,929	$(1,817)	-
Investment (Loss) Income	(166,972)	15,572	-	-	-	-	-	-	-	-
Segment Income	$(120,467)	$13,861	$4,289	$11,504	$1,880	$1,363	$8,504	$7,929	$(1,817)	-

•	Capital Markets segment loss reflects markdowns related to investments mentioned above, which eclipsed strong performance from investment banking, record quarterly revenues from GlassRatner, and increased contributions from wealth management.
•	Auction and Liquidation segment results were primarily driven by large retail liquidation projects conducted by Great American Group during the quarter.
•	Valuation and Appraisal segment performance increased slightly during the quarter driven by an increase in appraisal units and lower operating expenses. Historical results for this segment have remained relatively steady from quarter-to-quarter and year-to-year.
•	Principal Investments segment companies, United Online and magicJack, performed at or above expectations, contributing steady cash flow for the Company.

As of March 31, 2020, the Company had total cash and cash equivalents of $124.2 million, with no significant principal payments due on outstanding indebtedness until 2023. Cash and investments totaled $777.7 million, which includes approximately $48.8 million of other equity investments and deposits included in prepaid and other assets.

Supplemental Financial Data

Additional information included in B. Riley Financial’s First Quarter 2020 Results related to investments and operating metrics have been presented to provide investors with useful information regarding its performance and overall results of operations, which the Company intends to provide moving forward. Further details related to these metrics can be found in a Financial Supplement on the Company’s investor relations website. Shareholders may access this information by visiting ir.brileyfin.com.

Share Repurchases

During the first quarter, the Company repurchased over one million shares of its common stock under its existing share repurchase program, including the repurchase of 880,000 shares as part of a privately negotiated transaction completed prior to March 2020.

Dividend

The Company’s Board of Directors has declared a quarterly dividend of $0.25 per share, which will be paid on or about June 10, 2020 to stockholders of record as of June 1, 2020.

Conference Call

Management will host a conference call today, Monday, May 11, 2020 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss the Company’s quarterly results. The live broadcast and archived recording will be available on the Company’s investor relations website.

Date: Monday, May 11, 2020

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-Free: 1-877-451-6152

International: 1-201-389-0879

Replay Dial-In (expires on Monday, May 18, 2020)

Toll-Free: 1-844-512-2921

International: 1-412-317-6671

Replay Pin: 13703074

For more information, visit ir.brileyfin.com.

About B. Riley Financial, Inc. (NASDAQ:RILY)

B. Riley Financial provides collaborative financial services tailored to fit the capital raising and business advisory needs of public and private companies and high-net-worth individuals. The Company operates through several wholly owned subsidiaries which offer complementary end-to-end capabilities spanning investment banking and institutional brokerage, private wealth and investment management, corporate advisory, restructuring, due diligence, forensic accounting and litigation support, appraisal and valuation, and auction and liquidation services. Certain registered affiliates of B. Riley originate and underwrite senior secured loans for asset-rich companies. The Company also makes proprietary investments in companies and assets with attractive return profiles. For more information about B. Riley and its affiliated companies, visit www.brileyfin.com.

Footnotes

(1)	Operating revenue is defined as the sum of revenues from service and fees, interest income - loans and securities lending and sales of goods.
(2)	Adjusted EBITDA includes earnings before interest, taxes, depreciation, amortization, restructuring costs, share-based payments, impairment of tradenames, and transaction related and other costs. For a definition of adjusted EBITDA and a reconciliation to GAAP financial measures, please see the Appendix. See “Note Regarding Use of Non-GAAP Financial Measures” for further discussion of this non-GAAP term.

(3)	Operating adjusted EBITDA is defined as adjusted EBITDA excluding trading income (losses) and fair value adjustments on loans and other investment related expenses. See “Note Regarding Use of Non-GAAP Financial Measures” for further discussion of this non-GAAP term.
(4)	Investment (loss) gains is defined as trading income (losses) and fair value adjustments on loans.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date of this press release. Such forward looking statements include, but are not limited to, statements regarding the Company’s anticipated results of operations for 2020, as well as statements regarding our excitement and the expected growth of our business segments. Factors that could cause such actual results to differ materially from those contemplated or implied by such forward-looking statements include (without limitation) the risks associated with the unpredictable and ongoing impact of the COVID-19 pandemic and other risks described from time to time in B. Riley Financial, Inc.’s periodic filings with the SEC, including, without limitation, the risks described in B. Riley Financial, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Additional information will be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial, Inc. undertakes no duty to update this information.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including operating revenue and adjusted EBITDA, may be considered non-GAAP financial measures. B. Riley Financial believes this information is useful to investors because it provides a basis for measuring the Company's available capital resources, the operating performance of its business and its revenues and cash flow, excluding in the case of operating revenues, which is the sum of revenues from service and fees, interest income - loans and securities lending and sales of goods, and additionally excluding in the case of adjusted EBITDA net interest expense, provisions for or benefit from income taxes, depreciation, amortization, fair value adjustment, transaction and other expenses, restructuring costs, and stock-based compensation that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles ("GAAP"). In addition, the Company's management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company's operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

B. RILEY FINANCIAL, INC.
Consolidated Balance Sheets
(Dollars in thousands, except par value)

	March 31, 2020	December 31, 2019
	(Unaudited)
Assets
Assets:
Cash and cash equivalents	$124,231	$104,268
Restricted cash	471	471
Due from clearing brokers	10,879	23,818
Securities and other investments owned, at fair value	287,786	408,213
Securities borrowed	674,163	814,331
Accounts receivable, net	46,450	46,624
Due from related parties	4,391	5,832
Advances against customer contracts	11,121	27,347
Loans receivable, at fair value (includes $216,302 from related parties at March 31, 2020)	326,299	43,338
Loans receivable, at cost (includes $157,080 from related parties at December 31, 2019)	-	225,848
Prepaid expenses and other assets	114,686	81,808
Operating lease right-of-use assets	46,213	47,809
Property and equipment, net	12,223	12,727
Goodwill	223,697	223,697
Other intangible assets, net	212,500	220,525
Deferred income taxes	35,786	31,522
Total assets	$2,130,896	$2,318,178
Liabilities and Equity
Liabilities:
Accounts payable	$6,858	$4,477
Accrued expenses and other liabilities	103,452	130,714
Deferred revenue	73,709	67,121
Due to related parties and partners	1,061	1,750
Due to clearing brokers	5,126	-
Securities sold not yet purchased	14,298	41,820
Securities loaned	670,859	810,495
Mandatorily redeemable noncontrolling interests	4,508	4,616
Operating lease liabilities	59,430	61,511
Notes payable	714	38,167
Loan participations sold	12,405	12,478
Term loan	61,932	66,666
Senior notes payable	853,523	688,112
Total liabilities	1,867,875	1,927,927

B. Riley Financial, Inc. stockholders' equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; 2,531 and 2,349 issued and	-	-
outstanding as of March 31, 2020 and December 31, 2019, respectively; liquidation preference of $63,273 and $58,723 as of March 31, 2020 and December 31, 2019, respectively
Common stock, $0.0001 par value; 100,000,000 shares authorized; 25,988,565 and 26,972,332	3	3
issued and outstanding as of March 31, 2020 and December 31, 2019, respectively.
Additional paid-in capital	308,472	323,109
(Accumulated deficit) retained earnings	(70,232)	39,536
Accumulated other comprehensive loss	(3,208)	(1,988)
Total B. Riley Financial, Inc. stockholders' equity	235,035	360,660
Noncontrolling interests	27,986	29,591
Total equity	263,021	390,251
Total liabilities and equity	$2,130,896	$2,318,178

B. RILEY FINANCIAL, INC.
Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except share data)

	Three Months Ended March 31,
	2020	2019
Revenues:
Services and fees	$159,381	$103,896
Trading (losses) income and fair value adjustments on loans	(182,442)	25,867
Interest income - Loans and securities lending	21,851	11,420
Sale of goods	1,004	945
Total revenues	(206)	142,128
Operating expenses:
Direct cost of services	19,952	14,116
Cost of goods sold	769	1,119
Selling, general and administrative expenses	87,744	94,964
Restructuring charge	-	147
Impairment of tradenames	4,000	-
Interest expense - Securities lending and loan participations sold	8,473	6,804
Total operating expenses	120,938	117,150
Operating (loss) income	(121,144)	24,978
Other income (expense):
Interest income	246	637
Loss from equity investments	(236)	(3,762)
Interest expense	(15,654)	(10,770)
(Loss) income before income taxes	(136,788)	11,083
Beneft (provision) for income taxes	37,539	(3,104)
Net (loss) income	(99,249)	7,979
Net loss attributable to noncontrolling interests	(584)	(44)
Net (loss) income attributable to B. Riley Financial, Inc.	$(98,665)	$8,023
Preferred stock dividends	1,055	-
Net (loss) income available to common shareholders	$(99,720)	$8,023

Basic (loss) income per common share	$(3.83)	$0.31
Diluted (loss) income per common share	$(3.83)	$0.30

Weighted average basic common shares outstanding	26,028,613	26,217,215
Weighted average diluted common shares outstanding	26,028,613	26,687,531

B. RILEY FINANCIAL, INC.
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in thousands)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net (loss) income	$(99,249)	$7,979
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,956	4,913
Provision for doubtful accounts	724	233
Share-based compensation	5,322	2,614
Fair value adjustments, non-cash	17,926	49
Non-cash interest and other	(2,827)	736
Effect of foreign currency on operations	179	130
Loss from equity investments	236	3,762
Deferred income taxes	(4,254)	(390)
Impairment of intangibles and loss on disposal of fixed assets	4,046	88
Gain on extinguishment of debt	(1,556)	—
Income allocated for mandatorily redeemable noncontrolling interests	175	169
Change in operating assets and liabilities:
Due from clearing brokers	12,939	15,320
Securities and other investments owned	125,061	(15,274)
Securities borrowed	140,168	104,104
Accounts receivable and advances against customer contracts	15,674	(2,845)
Prepaid expenses and other assets	(37,151)	(3,706)
Accounts payable, accrued expenses and other liabilities	(22,097)	(1,251)
Amounts due to/from related parties and partners	752	(1,236)
Securities sold, not yet purchased	(27,522)	(1,675)
Deferred revenue	6,589	893
Securities loaned	(139,636)	(105,689)
Net cash provided by operating activities	455	8,924
Cash flows from investing activities:
Purchases of loans receivable	(115,328)	(20,154)
Repayments of loans receivable	42,128	5,500
Sale of loan receivable to related party	1,800	—
Repayment of loan participations sold	(244)	—
Purchases of property, equipment and other	(438)	(1,746)
Proceeds from sale of property, equipment and intangible assets	1	12
Purchase of equity investments	—	(10,558)
Dividends and distributions from equity investments	589	433
Net cash used in investing activities	(71,492)	(26,513)
Cash flows from financing activities:
Repayment of asset based credit facility	(37,096)	—
Repayment of notes payable	(357)	(357)
Proceeds from term loan	—	10,000
Repayment of term loan	(4,810)	—
Proceeds from issuance of senior notes	171,078	4,987
Redemption of senior notes	(1,829)	—
Payment of debt issuance costs	(2,724)	(145)
Payment of employment taxes on vesting of restricted stock	(505)	(714)
Common dividends paid	(9,609)	(2,606)
Preferred dividends paid	(1,055)	—
Repurchase of common stock	(24,068)	(2,650)
Distribution to noncontrolling interests	(1,323)	(274)
Proceeds from issuance of preferred stock	4,630	—
Net cash provided by financing activities	92,332	8,241
Increase (decrease) in cash, cash equivalents and restricted cash	21,295	(9,348)
Effect of foreign currency on cash, cash equivalents and restricted cash	(1,332)	23
Net increase (decrease) in cash, cash equivalents and restricted cash	19,963	(9,325)
Cash, cash equivalents and restricted cash, beginning of period	104,739	180,278
Cash, cash equivalents and restricted cash, end of period	$124,702	$170,953

Supplemental disclosures:
Interest paid	$21,785	$17,435
Taxes paid	$574	$192

B. RILEY FINANCIAL, INC.
Segment Financial Information
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31,
	2020	2019
Capital Markets segment:
Revenues - Services and fees	$104,413	$48,014
Trading (losses) income and fair value adjustments on loans	(182,442)	25,867
Interest income - Loans and securities lending	21,851	11,420
Total revenues	(56,178)	85,301
Selling, general and administrative expenses	(54,711)	(63,389)
Restructuring recovery	—	29
Interest expense - Securities lending and loan participations sold	(8,473)	(6,804)
Depreciation and amortization	(1,105)	(1,276)
Segment (loss) income	(120,467)	13,861
Auction and Liquidation segment:
Revenues - Services and fees	20,661	20,709
Direct cost of services	(14,816)	(6,274)
Cost of goods sold	(29)	(14)
Selling, general and administrative expenses	(1,526)	(2,915)
Depreciation and amortization	(1)	(2)
Segment income	4,289	11,504
Valuation and Appraisal segment:
Revenues - Services and fees	8,788	8,583
Selling, general and administrative expenses	(6,867)	(7,187)
Depreciation and amortization	(41)	(33)
Segment income	1,880	1,363
Principal Investments - United Online and magicJack segment:
Revenues - Services and fees	21,718	26,590
Revenues - Sale of goods	1,004	945
Total revenues	22,722	27,535
Direct cost of services	(5,136)	(7,842)
Cost of goods sold	(740)	(1,105)
Selling, general and administrative expenses	(5,463)	(7,020)
Depreciation and amortization	(2,879)	(3,463)
Restructuring charge	—	(176)
Segment income	8,504	7,929
Brands segment:
Revenues - Services and fees	3,801	—
Selling, general and administrative expenses	(904)	—
Depreciation and amortization	(714)	—
Impairment of tradenames	(4,000)	—
Segment loss	(1,817)	—
Consolidated operating (loss) income from reportable segments	(107,611)	34,657

Corporate and other expenses	(13,533)	(9,679)
Interest income	246	637
Loss on equity investments	(236)	(3,762)
Interest expense	(15,654)	(10,770)
(Loss) income before income taxes	(136,788)	11,083
Benefit (provision) for income taxes	37,539	(3,104)
Net (loss) income	(99,249)	7,979
Net loss attributable to noncontrolling interests	(584)	(44)
Net (loss) income attributable to B. Riley Financial, Inc.	(98,665)	8,023
Preferred stock dividends	1,055	—
Net (loss) income available to common shareholders	$(99,720)	$8,023

B. RILEY FINANCIAL, INC.
Adjusted EBITDA and Operating Adjusted EBITDA Reconciliation
(Unaudited)
(Dollars in thousands)

	Three Months Ended March 31,
	2020	2019
Net (loss) income attributable to B. Riley Financial, Inc.	$(98,665)	$8,023
EBITDA Adjustments:
(Benefit) Provision for income taxes	(37,539)	3,104
Interest expense	15,654	10,770
Interest income	(246)	(637)
Share based payments	5,322	2,614
Depreciation and amortization	4,956	4,913
Restructuring costs	—	147
Impairment of tradenames	4,000	—
Transactions related costs and other	10,454	5,496

Total EBITDA adjustments	2,601	26,407

Adjusted EBITDA	$(96,064)	$34,430

Operating EBITDA Adjustments:
Trading losses (income) and fair value adjustments on loans	182,442	(25,867)
Other investment related expenses	(15,470)	10,295

Total Operating EBITDA Adjustments	166,972	(15,572)

Operating Adjusted EBITDA	$70,908	$18,858

B. RILEY FINANCIAL, INC.
Adjusted Net Income Reconciliation
(Unaudited)
(Dollars in thousands, except share data)

	Three Months Ended
	March 31,
	2020	2019
Net (loss) income attributable to B. Riley Financial, Inc.	$(98,665)	$8,023
Adjustments:
Share based payments	5,322	2,614
Amortization of intangible assets	4,024	3,377
Restructuring costs	—	147
Impairment of tradenames	4,000	—
Transactions related costs and other	10,454	5,496
Income tax effect of adjusting entries	(6,559)	(3,245)
Adjusted net (loss) income attributable to B. Riley Financial, Inc.	$(81,424)	$16,412

Adjusted income per common share:
Adjusted basic income per share	$(3.13)	$0.63
Adjusted diluted income per share	$(3.13)	$0.61

Shares used to calculate adjusted basic net income per share	26,028,613	26,217,215
Shares used to calculate adjusted diluted net income per share	26,028,613	26,687,531

Contacts

Investors B. Riley Financial ir@brileyfin.com (310) 966-1444	Media Jo Anne McCusker jmccusker@brileyfin.com (646) 885-5425

 Source: B. Riley Financial, Inc.

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